Pricing Supplement No.3N Dated September 17, 1997     Rule 424(b)(2)
(To Prospectus dated June 9, 1997 and             File No's. 33-64261
Prospectus Supplement dated June 12, 1997)             and   33-49965

THE CHASE MANHATTAN CORPORATION


[ ]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[X] Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $100,000,000
	Issue Price: 99.798%
	Commission : $202,000.00
	Proceeds to Company:  $99,798,000.00
	Agent: CHASE SECURITIES  INC

	Agent's Capacity:  [ ]     As agent    [X]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[X]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: SEPTEMBER 24, 1997
	Stated Maturity:	   	SEPTEMBER 15, 2006

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[X]	Fixed Rate Note:
   	Interest Rate:6.75%

[ ]Floating Rate Note:   CD[ ]   Commercial Paper Rate [  ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [ ]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate:

	Int.Determ.Dates :
	Interest Payment Dates:  9/15  &  3/15
	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [  ]